UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EMPLOYMENT AGREEMENT WITH ROBERT B. BARNHILL, JR.

On August 31, 2006, TESSCO Technologies Incorporated and Robert B. Barnhill, Jr., TESSCO’s President and Chief Executive Officer, and Chairman of its Board of Directors, entered into an Employment Agreement replacing the previously existing Employment Agreement between Mr. Barnhill and TESSCO, initially entered into in 1994.  The overall objective in formulating this new arrangement is to provide for an extended employment term to better assure Mr. Barnhill’s active long-range participation in the pursuit of initiatives currently underway, the development and execution of new initiatives, and the formulation and implementation of a leadership succession and transition plan.

Pursuant to the terms of the new Employment Agreement, Mr. Barnhill continues to be employed as President and Chief Executive Officer, and has agreed to continue to serve as Chairman of the Board of Directors, for an initial term of five fiscal years, continuing through fiscal year 2011; and Mr. Barnhill has agreed then to continue to be employed as Executive Chairman, commencing with fiscal year 2012 and continuing through fiscal year 2016.  As Executive Chairman beginning in fiscal 2012, Mr. Barnhill will initially be responsible for transition of TESSCO leadership to a new Chief Executive Officer, and while working on a reduced schedule, will serve as a Senior Advisor to the new Chief Executive Officer and to the Board of Directors, using his experience and role as founder and past CEO, to help guide TESSCO’s growth strategy and development.  The Employment Agreement further anticipates that, subject to his being eligible and qualified to serve, and to his being reelected from time to time during the ten fiscal year period covered thereby, Mr. Barnhill will remain as a member of the Board of Directors, initially as Chairman and subsequently as Executive Chairman.

Under the new Employment Agreement, for the initial five fiscal years, Mr. Barnhill’s base annual salary is increased for the first time since 2000, to $600,000, and during the subsequent five (5) fiscal years, Mr. Barnhill’s base annual salary is initially established at $200,000.  During the entire term, he remains eligible for salary increases as determined by the Compensation Committee, and for additional cash bonuses and equity awards in accordance with the Company’s incentive compensation program..  Mr. Barnhill’s  annual cash bonus target will be not less than 100% of his annual base salary, as applicable during the term of the Employment Agreement.  The Employment Agreement also provides for the continuation of benefits previously provided to him.

Upon termination of Mr. Barnhill’s employment, the Employment Agreement provides for payment to him of varying amounts in the nature of severance and  compensation for any corresponding excise taxes incurred by him, depending upon the circumstances of the termination and whether it occurs prior to or on or after a change in control.  Mr. Barnhill has agreed to abide by certain non-competition covenants during the term of his continued employment and for a period of one to three years thereafter.  He has also agreed to certain non-solicitation covenants and to abide by the Company’s code of conduct.

The Employment Agreement also provides for the grant to Mr. Barnhill of a Restricted Stock Award for 100,000 shares of TESSCO Common Stock under the TESSCO Amended and Restated 1994 Stock Incentive Plan.  The shares of Common Stock underlying this award vest, and the restrictions lapse, ratably over the ten fiscal years covered by the Employment Agreement, subject, however, to accelerated vesting upon death or disability, termination of the Employment Agreement at the election of TESSCO or by Mr. Barnhill for good reason, or upon the occurrence of a change in control.

The above description is qualified in its entirety by the Employment Agreement and the Restricted Stock Award, copies of which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively, and incorporated fully herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(d)           Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated August 31, 2006, by and among TESSCO Technologies Incorporated and Robert B. Barnhill, Jr.

10.2	Restricted Stock Award dated August 31, 2006, by and among TESSCO Technologies Incorporated and Robert B. Barnhill, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Chief Financial Officer, Senior Vice President and Corporate Secretary

Dated: August 31, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated August 31, 2006, by and among TESSCO Technologies Incorporated and Robert B. Barnhill, Jr.

10.2	Restricted Stock Award dated August 31, 2006, by and among TESSCO Technologies Incorporated and Robert B. Barnhill, Jr.